UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) April 30, 2015

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Corning Incorporated (the “Company”) held its annual meeting of shareholders on April 30, 2015.

(b) The shareholders elected all of the Company’s nominees for director; ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2015; and approved our named executives’ compensation. The shareholders did not approve the Holy Land Principles, Inc. shareholder proposal.

1.	Election of Directors:

	Name	Shares For	Shares Against	Abstain	Broker Non-Votes
	Donald W. Blair	925,539,155	6,426,191	3,187,113	177,807,601
	Stephanie A. Burns	736,805,615	195,233,771	3,112,647	177,807,601
	John A. Canning, Jr.	918,959,421	12,948,525	3,244,513	177,807,601
	Richard T. Clark	881,080,119	50,847,471	3,224,443	177,807,601
	Robert F. Cummings, Jr.	589,038,934	342,856,797	3,256,726	177,807,601
	James B. Flaws	831,960,578	100,083,854	3,107,791	177,807,601
	Deborah A. Henretta	921,466,119	10,561,076	3,125,264	177,807,601
	Daniel P. Huttenlocher	919,541,242	12,374,350	3,236,866	177,807,601
	Kurt M. Landgraf	924,022,836	7,920,072	3,209,550	177,807,601
	Kevin J. Martin	919,352,138	12,560,581	3,239,740	177,807,601
	Deborah D. Rieman	913,543,670	18,432,740	3,175,994	177,807,601
	Hansel E. Tookes II	907,380,305	24,524,406	3,247,747	177,807,601
	Wendell P. Weeks	893,163,083	35,663,817	6,324,358	177,807,601
	Mark S. Wrighton	921,838,885	10,153,144	3,160,429	177,807,601

		Shares For	Shares Against	Abstain
2.	Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2015	1,092,074,442	17,436,670	3,448,948

		Shares For	Shares Against	Abstain	Broker Non-Votes
3.	Advisory Approval of our Named Executive Officers’ Compensation	892,516,187	35,929,508	6,706,764	177,807,601

		Shares For	Shares Against	Abstain	Broker Non-Votes
4.	Shareholder Proposal - Holy Land Principles, Inc.	25,094,212	869,612,490	40,445,867	177,807,601

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Vice President and Corporate Secretary